As filed with the Securities and Exchange Commission on July 31, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NDCHealth Corporation

(Exact name of issuer as specified in its charter)

Delaware	58-0977458
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

NDC Plaza Atlanta, Georgia	30329-2010
(Address of principal executive offices)	(Zip Code)

TECHRX INCORPORATED 1999 STOCK OPTION PLAN (1)

(Full title of the plan)

Margaret T. Wilkinson, Esq.

NDCHealth Corporation

NDC Plaza

Atlanta, Georgia 30329-2010

(404) 728-2000

(Name, address and telephone number, including area code, of agent for service)

The Commission is requested to mail signed copies of all orders, notices and communications to:

Andrea M. Farley, Esq.

Troutman Sanders LLP

600 Peachtree Street, Suite 5200

Atlanta, Georgia 30308-2214

(404) 885-3000

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(3)	Amount of registration fee

Common Stock, $0.125 par value	185,189 shares	$14.02	$2,596,350	$211.00

(1)	TechRx Incorporated 1999 Stock Option Plan (the “Plan”), and outstanding options granted thereunder, have been assumed by NDCHealth Corporation (the “Registrant”) pursuant to the Agreement and Plan of Merger by and among the Registrant, NDC Acquisition Corp. and TechRx Incorporated dated May 28, 2002. This registration statement covers shares of the Registrant’s common stock issuable upon exercise of the assumed options under the Plan.
(2)	In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions as provided in the Plan described herein.
(3)	Pursuant to Rule 457(h)(1) under the Securities Act, these figures are based upon the prices at which outstanding options under the Plan assumed by Registrant may be exercised.

PART I

INFORMATION REQUIRED IN THE

SECTION 10(a) PROSPECTUS

The information required by Part I of Form S-8 (plan information and registrant information and plan annual information) to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	Incorporation of Documents by Reference.

NDCHealth Corporation (“Registrant”) hereby incorporates by reference into this registration statement the following documents:

(a) the Registrant’s Annual Report on Form 10-K for the fiscal year ended May 30, 2003, as filed with the Securities and Exchange Commission (the “Commission”) on July 29, 2003;

(b) the description of the Registrant’s capital stock contained in its Registration Statement on Form 8-A, filed with the Commission on October 5, 1993; and

(c) the description of the Registrant’s Series A Junior Participating Preferred Stock Purchase Rights contained in its Registration Statement on Form 8-A, filed with the Commission on April 3, 2001.

In addition, all documents filed subsequent to the date of this registration statement by the undersigned Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and prior to the filing of a post-effective amendment hereto which either indicates that all shares of common stock offered hereby have been sold or deregisters any shares of such common stock then remaining, shall also be deemed to be incorporated by reference into this registration statement and to be a part hereof from their respective dates of filing. Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein, or in any other subsequently filed document that also is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement contained in this registration statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.	Description of Securities.

Not applicable.

ITEM 5.	Interests of Named Experts and Counsel.

The legality of the shares offered hereby is being passed upon for the Registrant by Troutman Sanders LLP, Atlanta, Georgia.

ITEM 6.	Indemnification of Directors and Officers.

NDCHealth Corporation (“Registrant”) is incorporated under the laws of the State of Delaware. The Restated Certificate of Incorporation and By-Laws of Registrant provide that Registrant shall indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law.

Under Section 145 of the Delaware General Corporation Law, a corporation may indemnify a director, officer, employee, or agent of the corporation (or other entity if such person is serving in such capacity at the corporation’s request) against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee, or agent of the corporation (or other entity if such person is serving in such capacity at the corporation’s request) against expenses (including attorneys’ fees) actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation unless a court determines that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses as the court shall deem proper. Expenses (including attorneys’ fees) incurred by a director or officer in defending any civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.

Consistent with Section 145 of the Delaware General Corporation Law, Article VII of the By-Laws of Registrant provides that Registrant will indemnify its directors, officers, employees and agents of Registrant, and each person who at the request of Registrant has served as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against those expenses which are allowed by the laws of the State of Delaware and which are reasonably incurred in connection with any action, suit or proceeding, pending or threatened, in which such person may be involved by reason of his being or having been a director, officer employee, or agent of Registrant or of such other enterprises.

In accordance with Section 102(b)(7) of the Delaware General Corporation Law, Article Fifteenth of the Restated Certificate of Incorporation of Registrant provides that directors shall not be personally liable for monetary damages for breaches of their fiduciary duty as directors except for liability (i) for any breach of the director’s duty of loyalty to Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law, (iii) under Section 174 of the Delaware General Corporation Law, (iv) for transactions from which a director derives an improper personal benefit or (v) for any act or omission occurring prior to the effective date of Article Fifteenth of the Restated Certificate of Incorporation.

Under Article VII of Registrant’s By-Laws, Registrant may purchase and maintain insurance on behalf of its directors, officers, employees, or agents against any liabilities asserted against such persons whether or not Registrant would have the power to indemnify such persons against such liability under the laws of the State of Delaware. Registrant carries standard directors and officers liability coverage for its directors and officers and the directors and officers of its subsidiaries. Subject to certain limitations and exclusions, the policies reimburse Registrant for liabilities indemnified by Registrant and indemnify directors and officers against additional liabilities not indemnified by Registrant.

ITEM 7.	Exemption from Registration Claimed.

Not applicable.

ITEM 8.	Exhibits.

Exhibit Number

4(a)	Restated Certificate of Incorporation, incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended November 30, 2001, Commission File No. 001-12392.

4(b)	Bylaws of the Registrant as amended, incorporated by reference to Exhibit 3(ii) to the Registrant’s Annual Report on Form 10-K for the year ended May 31, 2002, Commission File No. 001-12392.

4(c)	Stockholder Protection Rights Agreement dated March 26, 2001 between the Registrant and the Rights Agent, incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K dated March 26, 2001, Commission File No. 001-12392.

5	Opinion of Troutman Sanders LLP.

23(a)	Consent of Ernst & Young LLP.

23(b)	Consent of Troutman Sanders LLP (contained in opinion filed in Exhibit 5).

24	Power of Attorney (included in signature page of this registration statement).

ITEM 9.	Undertakings.

(a) Rule 415 Offering. The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Filings Incorporating Subsequent Exchange Act Documents by Reference. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Filing of Registration Statement on Form S-8. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on July 30, 2003.

NDCHEALTH CORPORATION

By:	/s/ RANDOLPH L. M. HUTTO
Randolph L. M. Hutto Executive Vice President, Chief Financial Officer and Assistant Secretary

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Walter M. Hoff, Randolph L. M. Hutto, and Margaret T. Wilkinson, or any one of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signatures	Title	Date

/s/ WALTER M. HOFF Walter M. Hoff	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	July 30, 2003

/s/ RANDOLPH L. M. HUTTO Randolph L. M. Hutto	Executive Vice President, Chief Financial Officer and Assistant Secretary (Principal Financial Officer)	July 30, 2003

/s/ DAVID H. SHENK David H. Shenk	Vice President, Corporate Controller and Chief Accounting Officer (Principal Accounting Officer)	July 28, 2003

/s/ J. VERONICA BIGGINS J. Veronica Biggins	Director	July 30, 2003

SIGNATURES

/s/ TERRI A. DIAL Terri A. Dial	Director	July 26, 2003

/s/ DR. JEFFREY P. KOPLAN Dr. Jeffrey P. Koplan	Director	July 30, 2003

/s/ KURT M. LANDGRAF Kurt M. Landgraf	Director	July 29, 2003

/s/ JAMES F. MCDONALD James F. McDonald	Director	July 30, 2003

/s/ NEIL WILLIAMS Neil Williams	Director	July 30, 2003

EXHIBIT INDEX

Exhibit Number

4(a)	Restated Certificate of Incorporation, incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended November 30, 2001.

4(b)	Bylaws of the Registrant as amended, incorporated by reference to Exhibit 3(ii) to the Registrant’s Annual Report on Form 10-K for the year ended May 31, 2002, Commission File No. 001-12392, Commission File No. 001-12392.

4(c)	Stockholder Protection Rights Agreement dated March 26, 2001 between the Registrant and the Rights Agent, incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K dated March 26, 2001, Commission File No. 001-12392.

5	Opinion of Troutman Sanders LLP.

23(a)	Consent of Ernst & Young LLP.

23(b)	Consent of Troutman Sanders LLP (contained in opinion filed in Exhibit 5).

24	Power of Attorney (included in signature page of this registration statement).